Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-170754 on Form S-4, Registration Statement No. 333-165579 on Form S-3 and Registration Statement Nos. 333-63144, 333-121364 and 333-142724 on Forms S-8 of our report dated February 25, 2011, relating to the consolidated financial statements and the related consolidated financial statement schedules and the effectiveness of internal control over financial reporting of Northeast Utilities as of December 31, 2010 appearing in the Combined Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2010.

We consent to the incorporation by reference in Registration Statement No. 333-165579 on Form S-3 of our reports dated February 25, 2011, relating to the consolidated financial statements and the related consolidated financial statement schedules and the effectiveness of internal control over financial reporting of The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company as of December 31, 2010 appearing in the Combined Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2010.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP

Hartford, Connecticut

February 25, 2011